EXHIBIT 10.3

SEVENTH AMENDMENT TO LOAN AND SECURITY AGREEMENT

THIS SEVENTH AMENDMENT to Loan and Security Agreement (this “Amendment”) is made effective as of April 24, 2019 (the “Amendment Date”) and made, by and among OXFORD FINANCE LLC, a Delaware limited liability company with an office located at 133

North Fairfax Street, Alexandria, Virginia 22314 (in its individual capacity, “Oxford”; and in its capacity as Collateral Agent, “Collateral Agent”), the Lenders listed on Schedule 1.1 thereof from time to time including Oxford in its capacity as a Lender (each a “Lender” and collectively, the “Lenders”) and CYTORI THERAPEUTICS, INC., a Delaware corporation with offices located at 3020 Callan Road, San Diego, CA  92121 (“Borrower”).

WHEREAS, Collateral Agent, Borrower and Lenders party thereto from time to time have entered into that certain Loan and Security Agreement, dated as of May 29, 2015 (as amended, supplemented or otherwise modified from time to time, the “Loan Agreement”) pursuant to which Lenders have provided to Borrower certain loans in accordance with the terms and conditions thereof; and

WHEREAS, Borrower, Lenders and Collateral Agent desire to amend certain provisions of the Loan Agreement as provided herein and subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the promises, covenants and agreements contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Borrower, Lenders and Collateral Agent hereby agree as follows:

1.	Capitalized terms used herein but not otherwise defined shall have the respective meanings given to them in the Loan Agreement.

2.	Section 2.2(b) of the Loan Agreement is hereby amended and restated in its entirety as follows:

(b)       Repayment.  Borrower shall make monthly payments of interest only commencing on the first (1st) Payment Date following the Funding Date of each Term Loan, and continuing on the Payment Date of each successive month thereafter through and including the Payment Date immediately preceding the Amortization

Date.  Borrower agrees to pay, on the Funding Date of each Term Loan, any initial partial monthly interest payment otherwise due for the period between the Funding Date of such Term Loan and the first Payment Date thereof.  Commencing on the Amortization Date, and continuing on the Payment Date of each month thereafter until April 30, 2019, Borrower shall make consecutive monthly payments of principal (except that no payments of principal shall be made on the Payment Dates from September 1, 2017 through December 1, 2017; provided, further, that upon the occurrence of the I/O Extension Event payments of principal shall also not be made on the Payment Dates from January 1, 2018 through August 1, 2018) and applicable interest (regardless of whether or not on any given Payment Date a principal payment is due hereunder), in arrears, to each Lender, as calculated by Collateral Agent (which calculations shall be deemed correct absent manifest error) based upon: (1) the amount of such Lender’s Term Loan, (2) the effective rate of interest, as determined in Section 2.3(a), and (3) a repayment schedule equal to forty-two (42) months (except that as set forth above, no payments of principal shall be made on the Payment Dates from September 1, 2017 through August 1, 2018; provided, further, that payments of principal shall also not be made on the Payment Dates from September 1, 2018 through March 1, 2019).  Thereafter, commencing on May 1,

2019, Borrower shall make monthly payments of interest only on the Payment Date of each successive month through and including the Payment Date immediately preceding the Second Amortization Date.  Commencing on the Second Amortization Date, and continuing on each successive Payment Date thereafter, Borrower shall make consecutive equal monthly payments of principal, together with applicable interest, in arrears, to each Lender, as calculated by Collateral Agent (which calculations shall be deemed correct absent manifest error) based upon: (1) the amount of such Lender’s Term Loan, (2) the effective rate of interest, as determined in Section 2.3(a), and (3) a repayment schedule with respect to the Term Loans as set forth on the Amortization Table (as amended from time to time) attached to the Disbursement Letter entered into as of the Effective Date. The Final Payment and all unpaid principal and accrued and unpaid interest with respect to each Term Loan are due and payable in full on the Maturity Date.  Each Term Loan may only be prepaid in accordance with Sections 2.2(c) and 2.2(d).

3.	Section 2.2(d) of the Loan Agreement is hereby amended and restated as follows: (d)Permitted Prepayment of Term Loan. Borrower shall have the option to prepay all, but, subject to the second paragraph of this Section 2.2(d), not less than all, of the Term Loan advanced by the Lenders under this Agreement, provided Borrower, subject to the second paragraph of this Section 2.2(d), (i) provides written notice to Collateral Agent of its election to prepay the Term Loan at least fifteen (15) days prior to such prepayment, and (ii) pays to the Lenders on the date of such prepayment, payable to each Lender in accordance with its respective Pro Rata Share, an amount equal to the sum of (A) all outstanding principal of the Term Loan plus accrued and unpaid interest thereon through the prepayment date, (B) the Final Payment, (C) the Prepayment Fee, plus (D) all other Obligations that are due and payable, including Lenders’ Expenses and interest at the Default Rate with respect to any past due amounts.

Notwithstanding anything herein to the contrary, Borrower shall promptly pay to each Lender (in accordance with its Pro Rata Share) (i) 75% of all proceeds received by Borrower from the issuance and sale by Borrower of its unsecured subordinated convertible debt, (ii) 75% of all proceeds received by Borrower in connection with a joint venture, collaboration or other partnering transaction, (iii) 75% of all proceeds received by Borrower in connection with any licenses, (iv) 75% of all proceeds received by Borrower in the form of dividends (other than non-cash dividends received from wholly owned Subsidiaries of Borrower) and (v) all net proceeds received by Borrower from sale or transfer of any assets of Borrower (provided, that strictly for (a) the Lorem

Transaction, Borrower shall obligated to pay hereunder only One Million Sixty Hundred Fifty Thousand Dollars ($1,650,000) and (b) the Shirahama Transaction, Borrower shall obligated to pay hereunder only One Million Four Hundred Thousand Dollars

($1,400,000); provided, further, that nothing in this Section 2.2(d) is a consent to or meant to be construed as a consent to any disposition of any assets of Borrower not otherwise permitted by this Agreement, including, without limitation pursuant to the Lorem Transaction or the Shirahama Transaction).  For the purposes of clarification, proceeds received from sale and issuance by Borrower of its equity securities (which are not in the form of convertible debt) shall not be subject to the payment obligations of Borrower under the immediately preceding sentence. All such payments shall be applied to (A) payment of a portion of the outstanding principal of the Term Loans plus all accrued and unpaid interest thereon outstanding on such portion being prepaid, (B) the applicable Final Payment with respect to the portion of such Term Loans being prepaid, and (C) the applicable Prepayment Fee with respect to the portion of such Term Loans being prepaid.  For the purposes of clarity, any partial prepayment of Term Loans hereunder shall be applied pro-rata to all outstanding amounts under each Term Loan, and shall be applied pro-rata within each Term Loan tranche to reduce amortization payments under Section 2.2(b) on a pro-rata basis.

4.

Section 2.5 of the Loan Agreement is hereby amended by deleting the word “and” immediately following Section 2.5(i), replacing “.” at the end of Section 2.5(j) with “; and” and adding Section 2.5(k) thereto as follows:

(k)       Seventh Amendment Fee.  A fully earned and non-refundable seventh amendment fee in the amount of Six Hundred Thousand Dollars ($600,000.00) which shall become due and payable upon the earlier of: (i) the Maturity Date, (ii) the acceleration of any Term Loan, or (iii) the prepayment of a Term Loan pursuant to Section 2.2(c) or (d); provided, however, in lieu of paying the aforementioned fee of Six Hundred Thousand Dollars ($600,000.00), Borrower may pay on April 26, 2019 and also notify Collateral Agent of such payment on such date, a fully earned and non-refundable seventh amendment fee in the amount of Three Hundred Sixty Five Thousand Dollars ($365,000.00).

5.	The amortization table attached as Exhibit A to the Disbursement Letter entered into on the Effective Date, is hereby amended and restated as set forth on Exhibit A hereto.

6.	Section 13.1 of the Loan Agreement is hereby amended by adding the following definitions therein in alphabetical order:

“Lorem Transaction” is the sale of certain assets of Borrower as set forth in the Asset and Equity Purchase Agreement, dated as of March 29, 2019, by and among Borrower, Lorem Vascular Pte. Ltd., a company incorporated in Singapore, and with respect to Section 6.06 only, Cytori Therapeutics, K.K., a kabushiki kaisha organized under the laws of Japan.

“Shirahama Transaction” is the sale of certain assets of Borrower as set forth in the Asset and Share Sale and Purchase Agreement, dated on or about April 24, 2019, by and between Borrower and Seijirō Shirahama, an individual with an address at 1-6-15

Hazawa, Nerima-ku, Tokyo, 176-0003 Japan.

7.	Section 13.1 of the Loan Agreement is hereby further amended by amending and restating the following definitions therein as follows:

“Maturity Date” is June 1, 2021.

“Second Amortization Date” is May 1, 2020.

8.   Limitation of Amendment.

a.   The amendments set forth above are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any

Loan Document, or (b) otherwise prejudice any right, remedy or obligation which Lenders or Borrower may now have or may have in the future under or in connection with any Loan Document, as amended hereby.

b.   This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

9.	To induce Collateral Agent and Lenders to enter into this Amendment, Borrower hereby represents and warrants to Collateral Agent and Lenders as follows:

a.   Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

b.   Borrower has the power and due authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

c.   The organizational documents of Borrower delivered to Collateral Agent on the Effective Date, and updated pursuant to subsequent deliveries by Borrower to Collateral Agent, remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect; The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (i) any material law or regulation binding on or affecting Borrower, (ii) any material contractual restriction with a Person binding on Borrower, (iii) any material order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (iv) the organizational documents of Borrower;

d.   The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made; and

e.   This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

10. Borrower hereby remises, releases, acquits, satisfies and forever discharges the Lenders and Collateral Agent, their agents, employees, officers, directors, predecessors, attorneys and all others acting or purporting to act on behalf of or at the direction of the Lenders and Collateral Agent (“Releasees”), of and from any and all manner of actions, causes of action, suit, debts, accounts, covenants, contracts, controversies, agreements, variances, damages, judgments, claims and demands whatsoever, in law or in equity, which any of such parties ever had, now has or, to the extent arising from or in connection with any act, omission or state of facts taken or existing on or prior to the date hereof, may have after the date hereof against the Releasees, for, upon or by reason of any matter, cause or thing whatsoever relating to or arising out of the Loan Agreement or the other Loan Documents on or prior to the date hereof through the date hereof. Without limiting the generality of the foregoing, Borrower waives and affirmatively agrees not to allege or otherwise pursue any defenses, affirmative defenses, counterclaims, claims, causes of action, setoffs or other rights they do, shall or may have as of the date hereof, including the rights to contest: (a) the right of Collateral Agent and each Lender to exercise its rights and remedies described in the Loan Documents; (b) any provision of this Amendment or the Loan Documents; or (c) any conduct of the Lenders or other Releasees relating to or arising out of the Loan Agreement or the other Loan Documents on or prior to the date hereof.

11. Except as expressly set forth herein, the Loan Agreement shall continue in full force and effect without alteration or amendment.  This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements.

12. This Amendment shall be deemed effective as of the Amendment Date upon (a) the due execution and delivery to Collateral Agent of this Amendment by each party hereto, (b) Borrower’s payment of all Lenders’ Expenses incurred through the date hereof, which may be debited from any of Borrower’s accounts and (c) Borrower’s payment, in accordance with Section 2.2(d) of the Loan Agreement, of the portion of the net proceeds received by Borrower pursuant to the Lorem Transaction the Shirahama Transaction as required to be repaid pursuant to Section 2.2(d).

13. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, and all of which, taken together, shall constitute one and the same instrument.

14. This Amendment and the rights and obligations of the parties hereto shall be governed by and construed in accordance with the laws of the State of California.

[Balance of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Seventh Amendment to Loan and Security Agreement to be executed as of the date first set forth above.

BORROWER:

CYTORI THERAPEUTICS, INC.

By: /s/ Marc Hedrick

Name: Marc Hedrick

Title: President and CEO

COLLATERAL AGENT AND LENDER:

OXFORD FINANCE LLC

By: /s/ Joshua Friedman

Name: Joshua Friedman

Title: Vice President

~                             ~

Exhibit A

Amortization Table

Please see attached

Oxford Finance LLC Amortization Table Cytori L5 AA01

Start Date:		5/29/2015	Disclaimer:
Interest Rate:		8.95%	THIS IS A STANDARD AMORTIZATION
Term: Payment: 1st Amendment Fee:		48 Varies $25,000.00	18 IO + 30 PI	SCHEDULE. IT IS NOT INTENDED TO BE USED FOR PAYOFF PURPOSES.
2nd Amendment Fee:		$250,000.00
3rd Amendment Fee:		$50,000.00
Fourth Amendment Fee:		$350,000.00
Fifth Amendment Fee:		$5,000.00
Sixth Amendment Fee:		$5,000.00
Final Payment:		$994,463.88	6.15%
Amount:		17,700,000.00
Interim Interest Days:		3
Interim Interest:		$13,201.25
PMT No.	Payment Date	Beginning Balance	Monthly Payment	Interest	Principal	Ending Balance
	6/1/15		Interim interest due			$17,700,000.00

1	7/1/15	$17,700,000.00	$132,012.50	$132,012.50	$0.00	$17,700,000.00
2	8/1/15	$17,700,000.00	$136,412.92	$136,412.92	$0.00	$17,700,000.00
3	9/1/15	$17,700,000.00	$136,412.92	$136,412.92	$0.00	$17,700,000.00
4	10/1/15	$17,700,000.00	$132,012.50	$132,012.50	$0.00	$17,700,000.00
5	11/1/15	$17,700,000.00	$136,412.92	$136,412.92	$0.00	$17,700,000.00
6	12/1/15	$17,700,000.00	$132,012.50	$132,012.50	$0.00	$17,700,000.00
7	1/1/16	$17,700,000.00	$136,412.92	$136,412.92	$0.00	$17,700,000.00
8	2/1/16	$17,700,000.00	$136,412.92	$136,412.92	$0.00	$17,700,000.00
9	3/1/16	$17,700,000.00	$127,612.08	$127,612.08	$0.00	$17,700,000.00
10	4/1/16	$17,700,000.00	$136,412.92	$136,412.92	$0.00	$17,700,000.00
11	5/1/16	$17,700,000.00	$132,012.50	$132,012.50	$0.00	$17,700,000.00
12	6/1/16	$17,700,000.00	$136,412.92	$136,412.92	$0.00	$17,700,000.00
13	7/1/16	$17,700,000.00	$132,012.50	$132,012.50	$0.00	$17,700,000.00
14	8/1/16	$17,700,000.00	$136,412.92	$136,412.92	$0.00	$17,700,000.00
15	9/1/16	$17,700,000.00	$136,412.92	$136,412.92	$0.00	$17,700,000.00
16	10/1/16	$17,700,000.00	$132,012.50	$132,012.50	$0.00	$17,700,000.00
17	11/1/16	$17,700,000.00	$136,412.92	$136,412.92	$0.00	$17,700,000.00
18	12/1/16	$17,700,000.00	$132,012.50	$132,012.50	$0.00	$17,700,000.00
19	1/1/17	$17,700,000.00	$726,412.92	$136,412.92	$590,000.00	$17,110,000.00
20	2/1/17	$17,110,000.00	$721,865.82	$131,865.82	$590,000.00	$16,520,000.00
21	3/1/17	$16,520,000.00	$704,997.56	$114,997.56	$590,000.00	$15,930,000.00
22	4/1/17	$15,930,000.00	$712,771.63	$122,771.63	$590,000.00	$15,340,000.00
23	5/1/17	$15,340,000.00	$704,410.83	$114,410.83	$590,000.00	$14,750,000.00
24	6/1/17	$14,750,000.00	$703,677.43	$113,677.43	$590,000.00	$14,160,000.00
25	7/1/17	$14,160,000.00	$695,610.00	$105,610.00	$590,000.00	$13,570,000.00
26	8/1/17	$13,570,000.00	$694,583.24	$104,583.24	$590,000.00	$12,980,000.00
27	9/1/17	$12,980,000.00	$100,036.14	$100,036.14	$0.00	$12,980,000.00
28	10/1/17	$12,980,000.00	$96,809.17	$96,809.17	$0.00	$12,980,000.00
29	11/1/17	$12,980,000.00	$100,036.14	$100,036.14	$0.00	$12,980,000.00
30	12/1/17	$12,980,000.00	$96,809.17	$96,809.17	$0.00	$12,980,000.00
31	1/1/18	$12,980,000.00	$100,036.14	$100,036.14	$0.00	$12,980,000.00
32	2/1/18	$12,980,000.00	$100,036.14	$100,036.14	$0.00	$12,980,000.00
33	3/1/18	$12,980,000.00	$90,355.22	$90,355.22	$0.00	$12,980,000.00
34	4/1/18	$12,980,000.00	$100,036.14	$100,036.14	$0.00	$12,980,000.00
35	5/1/18	$12,980,000.00	$96,809.17	$96,809.17	$0.00	$12,980,000.00
36	6/1/18	$12,980,000.00	$100,036.14	$100,036.14	$0.00	$12,980,000.00
37	7/1/18	$12,980,000.00	$96,809.17	$96,809.17	$0.00	$12,980,000.00
38	8/1/18	$12,980,000.00	$100,036.14	$100,036.14	$0.00	$12,980,000.00
39	9/1/18	$12,980,000.00	$100,036.14	$100,036.14	$0.00	$12,980,000.00
40	10/1/18	$12,980,000.00	$96,809.17	$96,809.17	$0.00	$12,980,000.00
41	11/1/18	$12,980,000.00	$100,036.14	$100,036.14	$0.00	$12,980,000.00
42	12/1/18	$12,980,000.00	$96,809.17	$96,809.17	$0.00	$12,980,000.00
43	1/1/19	$12,980,000.00	$100,036.14	$100,036.14	$0.00	$12,980,000.00
44	2/1/19	$12,980,000.00	$100,036.14	$100,036.14	$0.00	$12,980,000.00
45	3/1/19	$12,980,000.00	$90,355.22	$90,355.22	$0.00	$12,980,000.00
46	4/1/19	$12,980,000.00	$965,369.47	$100,036.14	$865,333.33	$12,114,666.67
	4/24/19	$12,114,666.67	$1,599,127.98	$69,272.34	$1,529,855.64	$10,584,811.03

47	5/1/19	$10,584,811.03	$18,420.51	$18,420.51	$0.00	$10,584,811.03
48	6/1/19	$10,584,811.03	$81,576.55	$81,576.55	$0.00	$10,584,811.03
49	7/1/19	$10,584,811.03	$78,945.05	$78,945.05	$0.00	$10,584,811.03
50	8/1/19	$10,584,811.03	$81,576.55	$81,576.55	$0.00	$10,584,811.03
51	9/1/19	$10,584,811.03	$81,576.55	$81,576.55	$0.00	$10,584,811.03
52	10/1/19	$10,584,811.03	$78,945.05	$78,945.05	$0.00	$10,584,811.03
53	11/1/19	$10,584,811.03	$81,576.55	$81,576.55	$0.00	$10,584,811.03
54	12/1/19	$10,584,811.03	$78,945.05	$78,945.05	$0.00	$10,584,811.03
55	1/1/20	$10,584,811.03	$81,576.55	$81,576.55	$0.00	$10,584,811.03
56	2/1/20	$10,584,811.03	$81,576.55	$81,576.55	$0.00	$10,584,811.03
57	3/1/20	$10,584,811.03	$76,313.55	$76,313.55	$0.00	$10,584,811.03
58	4/1/20	$10,584,811.03	$81,576.55	$81,576.55	$0.00	$10,584,811.03
59	5/1/20	$10,584,811.03	$835,002.98	$78,945.05	$756,057.93	$9,828,753.10
60	6/1/20	$9,828,753.10	$831,807.58	$75,749.65	$756,057.93	$9,072,695.17
61	7/1/20	$9,072,695.17	$823,725.12	$67,667.18	$756,057.93	$8,316,637.24
62	8/1/20	$8,316,637.24	$820,153.79	$64,095.86	$756,057.93	$7,560,579.30
63	9/1/20	$7,560,579.30	$814,326.90	$58,268.96	$756,057.93	$6,804,521.37
64	10/1/20	$6,804,521.37	$806,808.32	$50,750.39	$756,057.93	$6,048,463.44
65	11/1/20	$6,048,463.44	$802,673.10	$46,615.17	$756,057.93	$5,292,405.51
66	12/1/20	$5,292,405.51	$795,530.45	$39,472.52	$756,057.93	$4,536,347.58
67	1/1/21	$4,536,347.58	$791,019.31	$34,961.38	$756,057.93	$3,780,289.65
68	2/1/21	$3,780,289.65	$785,192.41	$29,134.48	$756,057.93	$3,024,231.72
69	3/1/21	$3,024,231.72	$777,109.94	$21,052.01	$756,057.93	$2,268,173.79
70	4/1/21	$2,268,173.79	$773,538.62	$17,480.69	$756,057.93	$1,512,115.86
71	5/1/21	$1,512,115.86	$767,335.79	$11,277.86	$756,057.93	$756,057.93
72	6/1/21	$756,057.93	$761,884.83	$5,826.90	$756,057.93	$0.00
Final	6/1/21	Final Payment	$1,679,463.88	$1,679,463.88	$0.00
			$26,274,796.68	$8,574,796.68	$17,700,000.00